UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Collaborative Development Program Agreement with GLOBALFOUNDIES

On June 13, 2013, we agreed to amend the collaborative development program (CDP) agreement that we had entered into with GLOBALFOUNDRIES in June 2011 to develop and improve certain semiconductor products. Prior to this amendment, the GLOBALFOUNDRIES agreement was amended in April 2012 in order to (i) clarify the terms of certain licenses granted to GLOBALFOUNDRIES; and (ii) re-allocate out-of-pocket costs.

As amended, the initial period for development activities under the CDP (the “Activity Period”) will be extended until December 31, 2014.   GLOBALFOUNDRIES will have the right to reduce the duration of the Activity Period by notifying us, which reduction will be effective 120 calendar days after we are notified, provided that the Activity Period shall at least continue until June 1, 2014. Subject to the foregoing, GLOBALFOUNDRIES will pay us additional fees for the resources dedicated by us during the period beginning June 1, 2014 through December 31, 2014.

For the period beginning July 1, 2013 through June 1, 2014, our obligation to supply full-time employees or contractors dedicated to supporting the development activities under the CDP has been reduced and our obligation to dedicate workflow resources has been eliminated, in exchange for reduced fees.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Quarterly Report on Form 10-Q as required by SEC rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: June 18, 2013	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer